UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 5, 2024

Yellow Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 Outlook Street Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 696-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELLQ	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 8.01 of this Current Report on Form 8-K (this “Report”) regarding the repayment and termination of the UST Credit Agreements (as defined below) and the repayment and termination of its obligations pursuant to the Junior DIP Credit Facility (as defined below) are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 6, 2023 (the “Petition Date”), Yellow Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On the Petition Date, the Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Yellow Corporation, et al” and the Bankruptcy Court entered the proposed order for joint administration.

As of February 8, 2024, the Company has consummated the sale of certain of the Company’s real estate holdings (the “Sold Real Estate”) to various purchasers for an aggregate purchase price of approximately $1.89 billion in cash (together, the “Yellow Asset Sales”). The Yellow Asset Sales were consummated pursuant to certain Asset Purchase Agreements, dated as of December 4, 2023 (each, a “Purchase Agreement”), by and among the Company Parties and the purchasers thereto. The purchasers assumed certain liabilities related to the Sold Real Estate, as applicable, including liabilities under the leases thereon, certain cure costs required to be paid pursuant to the Chapter 11 Cases in connection with the assumption of leases, liabilities for taxes (subject to certain exceptions), and liabilities relating to environmental, health or safety matters in connection with ownership, operation, use or maintenance of the Sold Real Estate, to the extent not extinguished by the Chapter 11 Cases.

The Yellow Asset Sales were each consummated pursuant to Section 363 of Bankruptcy Code and were confirmed by the previously reported order of the Bankruptcy Court, dated December 12, 2023.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2023, and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

In connection with repayment and termination of the UST Credit Agreements and the repayment and termination of the Company’s obligations pursuant to the Junior DIP Credit Facility, the Company issued a press release on February 5, 2024, a copy of which is attached to this Report as Exhibit 99.1.

The information disclosed in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 8.01.	Other Events.

CARES Act Loan Repayment

As previously disclosed, on July 7, 2020, the Company and certain of its subsidiaries, as guarantors, entered into (i) that certain UST Tranche A Term Loan Credit Agreement (the “Tranche A UST Credit Agreement”) with The Bank of New York Mellon, as administrative agent and collateral agent and (ii) that certain UST Tranche B Term Loan Credit Agreement (together with the Tranche A UST Credit Agreement, the “UST Credit Agreements”) with The Bank of New York Mellon, as administrative agent and collateral agent, pursuant to which the U.S. Department of Treasury (the “UST”) lent the Company an aggregate of $700 million pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

Pursuant to the terms of the UST Credit Agreements, on February 5, 2024 the Company as debtor-in-possession in the Chapter 11 Cases (as defined below), repaid in full all outstanding obligations under the UST Credit Agreements as of such date and, upon payment of such outstanding amount, the UST Credit Agreements, all commitments provided thereunder and all obligations thereunder, and all loan documents related thereto, in each case, were automatically terminated, and all liens and security interests granted thereunder to secure the obligations under the UST Credit Agreements were automatically terminated and are of no further force and effect.

Junior DIP Facility Repayment

As previously disclosed, on September 6, 2023, the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and Alter Domus Products Corp., as administrative agent and collateral agent, entered into the Junior Secured Super-Priority Debtor-in-Possession Credit Agreement (as amended, the “Junior DIP Credit Agreement”), governing the junior secured superpriority debtor in possession multi-draw term loan facility (the “Junior DIP Credit Facility”), and on September 15, 2023 the U. S. Bankruptcy Court for the District of Delaware issued the final order authorizing, among other things, the Company Parties entry into Junior DIP Credit Facility on a final basis. Capitalized terms used but not otherwise defined in this Report have the meanings given to them in the Junior DIP Credit Agreement. The Junior DIP Credit Facility provided for two tranches of term loans to be made to the Company, as borrower: (i) the Initial Term Loans in an aggregate committed amount of $42,500,000 and (ii) Delayed Draw Term Loans in an aggregate committed amount of $170,000,000.

Pursuant to the terms of the Junior DIP Credit Agreement, on February 8, 2024 the Company repaid in full all remaining outstanding obligations under the Junior DIP Credit Agreement. Upon such repayment, the Junior DIP Credit Agreement, all commitments provided thereunder, and all obligations thereunder, and all loan documents related thereto, in each case, were automatically terminated, and all liens and security interests granted thereunder to secure the obligations under the Junior DIP Credit Agreement were automatically terminated and of no further force and effect.

Cautionary Statement Regarding Forward-Looking Information

This Report and the exhibits hereto contain certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s liquidation, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements (including finalization of the Company’s impairment tests), completion of standard annual and quarterly-close processes; risks relating to the delisting of the Common Stock from Nasdaq and future quotation of the Common Stock; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for additional material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; and other factors discussed in the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2023 and as subsequently amended on March 16, 2023, and subsequent quarterly reports on Form 10-Q filed with the SEC. These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.

99.1	Yellow Corporation Press Release issued February 5, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2024

YELLOW CORPORATION

By:	/s/ Leah K. Dawson
Leah K. Dawson
Executive Vice President, General Counsel and Secretary